Exhibit 10.2

APRIL 2004 DISCRETIONARY

CREDIT AGREEMENT

                THIS DISCRETIONARY CREDIT AGREEMENT, dated as of April 16, 2004, is by and between MEDICALCV, INC., a Minnesota corporation (the “Borrower”), and PKM PROPERTIES, LLC, a Minnesota limited liability company (the “Lender”).

RECITALS:

                1.             Paul K. Miller (“Miller”) is a director and shareholder of the Borrower and is a member and manager of, and has a material financial interest in, the Lender.

                2.             The Lender has previously made available to the Borrower a $943,666 discretionary credit facility under a Discretionary Credit Agreement dated January 17, 2003 as it may have been or may be amended, modified, supplemented, restated or replaced from time to time (the “January Discretionary Credit Agreement”); a $1,000,000 discretionary credit facility under a May Discretionary Credit Agreement dated July 1, 2003 as it may have been or may be amended, modified, supplemented, restated or replaced from time to time (the “May Discretionary Credit Agreement”); and a $500,000 discretionary credit facility under a November Discretionary Credit Agreement dated November 11, 2003 as it may have been or may be amended, modified, supplemented, restated or replaced from time to time (the “November Discretionary Credit Agreement”).

                3.             The Borrower and the Lender are parties to that certain Building Lease dated April 4, 2003 between Lender as landlord and Borrower as tenant as it may be amended, modified, supplemented, restated or replaced from time to time (the “Lease”).

                4.             The Borrower has requested that the Lender make available to the Borrower an additional $250,000 discretionary credit facility under this Agreement.

                5.             The Borrower will use the proceeds of advances, if any, under the Discretionary Facility (defined below) to satisfy all currently due and payable obligations to the Lender under the January Discretionary Credit Agreement, the May Discretionary Credit Agreement, the November Discretionary Credit Agreement, this Agreement and the Lease and as working capital to continue operating as a going concern.

AGREEMENTS:

                IN CONSIDERATION of the foregoing premises, and the mutual covenants set forth herein, the parties agree as follows:

ARTICLE 1  DEFINITIONS AND ACCOUNTING TERMS

                Section 1.1            Defined Terms.  Any capitalized term not defined in this Agreement shall have the meaning given such term in the November Discretionary Credit Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set out respectively after each (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

                Agreement:  This April 2004 Discretionary Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

                Collateral:  The collateral as defined in Section 5.1.

                Discretionary Credit Expiration Date:   The date that first occurs: (i) May 26, 2004, or (ii) the date on which the Discretionary Facility is terminated pursuant to Section 9.2.

                Discretionary Facility:  The discretionary credit facility under which the Lender may make loans, in the Lender’s sole and absolute discretion, to the Borrower in accordance with Article 2 and the Discretionary Note up to an aggregate principal amount at any one time outstanding not to exceed $250,000.

                Discretionary Loans:  Any loans made by the Lender to the Borrower, in the Lender’s sole and absolute discretion, under the Discretionary Facility.

                Discretionary Note:  That certain April 2004 Discretionary Credit Demand Note dated the date hereof executed by the Borrower and made payable to the order of the Lender in the original principal amount of $250,000, as it may be amended, modified, supplemented, restated or replaced from time to time.

                Event of Default:  Any event described in Section 9.1.

                Financing Statements:  UCC Financing Statements naming the Borrower as debtor and the Lender as secured party and describing the Collateral as the property covered thereby.

                Interest Rate:  The rate of interest equal to 10.0%; provided, however, that from and after the occurrence of any Default and continuing thereafter until such Default shall be remedied to the written satisfaction of the Lender, the Interest Rate shall, at the election of the Lender, be that rate of interest equal to Interest Rate otherwise applicable plus 2.0%.

                Loan Documents:  This Agreement, the Discretionary Note, the May Security Agreement, the November Discretionary Credit Agreement, the Financing Statements, and each other instrument, document, guaranty, security agreement, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, or any collateral for the Discretionary Loans.

                Obligations:  The obligation of the Borrower: (a) to pay the principal of and interest on the Discretionary Note in accordance with the terms hereof and thereof, and to satisfy all of the Borrower’s other obligations to the Lender, whether hereunder, under any Loan Document, or otherwise, whether now existing or hereafter incurred, matured or unmatured including without limitation the obligations pursuant to the January Discretionary Credit Agreement, the May Discretionary Credit Agreement, the November Discretionary Credit Agreement, the Lease, letters of credit, direct or contingent, joint or several, and including without limitation obligations to or credit from others in which the Lender has a direct or indirect interest (including without limitation participations), including any extensions, modifications, renewals thereof and substitutions therefor; (b) to repay to the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and (c) to pay all of the Lender’s expenses and costs, together with the reasonable fees and expenses of its counsel in connection with the preparation and negotiation of this Agreement and other Loan Documents, and any amendments thereto and the documents required hereunder or thereunder, or any proceedings brought or threatened to enforce payment of any of the Obligations described in clauses (a) or (b) above.

                Section 1.2            Accounting Terms and Calculations.  Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP consistently applied.

                Section 1.3            Other Definitional Terms.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.

ARTICLE 2  TERMS OF LENDING

                Section 2.1            Discretionary Facility.  The Borrower has requested that the Lender make loans to the Borrower from time to time under the Discretionary Facility.  THE LENDER HAS NOT COMMITTED TO PROVIDE ANY SUCH LOANS AND MAY, IN ITS SOLE AND ABSOLUTE DISCRETION, DECIDE NOT TO MAKE ANY SUCH LOANS.  If the Lender, in its discretion, agrees to make any such loans, such loans shall (a) not exceed an aggregate principal amount of the Discretionary Facility, (b) be made in accordance with the terms of this Agreement, and (c) be made on or before the Discretionary Credit Expiration Date.  THE BORROWER ACKNOWLEDGES AND AGREES THAT THE LENDER IS NOT OBLIGATED TO MAKE ANY ADVANCES HEREUNDER, WHETHER OR NOT A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED.

                Section 2.2            Borrowing Procedures.  Each time the Borrower desires to obtain a loan under the Discretionary Facility pursuant to Section 2.1, such request shall be in writing (which may be by telecopy) or by telephone, and must be given so as to be received by the Lender not later than 11:00 a.m., Minneapolis time, on the date of the requested advance.  Each request for a Discretionary Loan shall specify (i) the borrowing date (which shall be a Business Day), and (ii) the amount of such Loan.  Any request for a Discretionary Loan shall be deemed to be a representation that no event has occurred and is continuing, or will result from such Discretionary Loan, which constitutes a Default or an Event of Default, and that the Borrower’s representations and warranties contained in this Agreement are true and correct as of the date of the Discretionary Loan as though made on and as of such date.  If the Lender approves a requested Discretionary Loan in its sole discretion, the Lender shall make the amount of the requested advance available to the Borrower at the Lender’s principal office in Minneapolis, Minnesota, in immediately available funds not later than 5:00 p.m., Minneapolis time, within 3 Business Days of the date requested.  The Borrower shall be obligated to repay all advances the Lender reasonably determines were requested on behalf of the Borrower notwithstanding the fact that the person requesting the same was not in fact authorized to do so.

                Section 2.3            The Discretionary Note.  The obligation of the Borrower to repay any and all loans made under Section 2.1 shall be evidenced by the Discretionary Note of the Borrower, in form and substance acceptable to the Lender.  The Lender shall enter in its records the amount of each advance under, and the payments made on, the Discretionary Facility, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

ARTICLE 3  INTEREST AND COSTS

                Section 3.1            Interest on Discretionary Loan.  The unpaid principal amount of the Discretionary Facility shall bear interest at the Interest Rate.

                Section 3.2            Computation.  Interest on the Discretionary Note shall be computed on the basis of actual days elapsed and a year of 360 days.

                Section 3.3            Payment Dates.  Interest accruing on the Discretionary Note shall be DUE AND PAYABLE IMMEDIATELY UPON DEMAND, or if no demand is made, due and payable as specified in such Discretionary Note.

                Section 3.4            Loan Fee.  As further consideration for the financing provided by Lender hereunder, upon the Lender making Discretionary Loans, the Borrower will pay to the Lender a fee in an amount equal to 6.5% of any Discretionary Loan. If and when a Discretionary Loan is made under this Agreement, loan proceeds will be advanced by the Lender to the Borrower net of the fee required under this Section, and such fee will be deemed to be a Discretionary Loan.

ARTICLE 4  PAYMENTS AND PREPAYMENTS

                Section 4.1            Repayment.   Principal of the Discretionary Facility is DUE AND PAYABLE IMMEDIATELY UPON DEMAND.  Until a demand is made, principal of the Discretionary Note is due and payable as specified in the Discretionary Note.

                Section 4.2            Conditional Optional Prepayments.  The Borrower may prepay the Discretionary Loan, in whole or in part, at any time without premium or penalty; provided, however, that the Borrower may not prepay all or any part of the Discretionary Loan until the Borrower first indefeasibly satisfies in full (a) all of the Borrower’s Obligations due and payable at such time under the Lease, and (b) all of the Borrower’s other Obligations to the Lender (excluding the Borrower’s Obligations under the Lease) regardless of whether such other Obligations are then due and payable, including, without limitation all of the Borrower’s obligations under the January Discretionary Credit Agreement and the May Discretionary Credit Agreement.  Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid.

                Section 4.3            Accelerated Payments.  Upon the occurrence of an Event of Default and the acceleration of the Discretionary Note, pursuant to and as permitted by Section 9.2, the Discretionary Note and all other Obligations, shall be immediately due and payable as provided in Section 9.2 and in the Discretionary Note.  THE BORROWER ACKNOWLEDGES THAT THE LENDER MAY DEMAND PAYMENT OF THE DISCRETIONARY NOTE AT ANY TIME WHETHER OR NOT A DEFAULT OF EVENT OF DEFAULT HAS OCCURRED.

                Section 4.4            Payments.  Payments and prepayments of principal of, and interest on, the Discretionary Note and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Lender in Minneapolis, Minnesota.  Funds received on any day after such time shall be deemed to have been received on the next Business Day.  Whenever any payment to be made hereunder or on the Discretionary Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

                Section 4.5            Mandatory Prepayments.  The Borrower shall prepay the Obligations as provided in the Subordination and Intercreditor Agreement.

ARTICLE 5  COLLATERAL SECURITY

                Section 5.1            Composition of the Collateral.  The property in which a security interest is, or is intended to be, granted pursuant to this Agreement, the May Security Agreement, or any other Loan Document and the provisions of Section 5.2 is herein collectively called the “Collateral.”  The Collateral, together with all the Borrower’s other property of any kind held by the Lender, shall stand as one general, continuing collateral security for all of the Obligations, and may be retained by the Lender until all Obligations have been satisfied in full, and the Discretionary Facility has terminated.

                Section 5.2            Rights in Property Held by the Lender.  As security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers and sets over to the Lender all of its right, title and interest in and to, and grants to the Lender a lien on and a security interest in, any amounts which may be owing from time to time by the Lender to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower of any deposit or other account with the Lender, which lien and security interest shall be independent of any right of setoff which the Lender may have.

                Section 5.3            Priority of Liens.  The liens as provided for under this Agreement, the May Security Agreement and the other Loan Documents shall be first and prior liens subject only to Permitted Liens.

                Section 5.4            Financing Statements.  The Borrower will authorize, execute and deliver such security agreements, assignments, and UCC financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Lender as the Lender may specify and will pay or reimburse the Lender for all costs of filing or recording the same in such public offices as the Lender may designate, and take such other steps as the Lender shall direct, including the noting of the Lender’s lien on the chattel paper or any vehicle certificates of title, in order to perfect the Lender’s interest in the Collateral.

ARTICLE 6  CONDITIONS PRECEDENT

                Section 6.1            Conditions of Initial Loan.  If the Lender decides to make any Loans under the Discretionary Facility in the Lender’s discretion, the Borrower shall deliver to the Lender (prior to the Lender making any other Discretionary Loan) all of the following, in form and substance satisfactory to the Lender, each duly executed and certified or dated the date hereof or such other date as is satisfactory to the Lender.

                (a)           The Discretionary Note, duly executed by the Borrower.

                (b)           A Secretary’s Certificate certifying: (1) a copy of the Articles of Incorporation of the Borrower with all amendments thereto, (2) a copy of the Bylaws of the Borrower with all amendments thereto, (3) a copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents, and (4) the names, titles, and signatures of the officers of the Borrower authorized to execute the Loan Documents and to request advances hereunder.

(c)           Satisfaction in full of all Obligations or other obligations due and payable from Borrower to Lender or Miller as of the date of such loan, including, without limitation, all amounts due and payable with respect to the Lease, the January Discretionary Credit Agreement, the May Discretionary Credit Agreement, and the November Discretionary Credit Agreement.

                (d)           Second Amendment to the Subordination and Intercreditor Agreement duly executed by Hauser and Draft Co.

(e)           Such other documents or instruments as the Lender may request to consummate the transaction contemplated hereby.

                Section 6.2            Conditions Precedent to all Loans.  The obligation of the Lender to make any loan under the Discretionary Facility in the Lender’s discretion, each such loan shall be subject to the satisfaction of the following conditions precedent (and any request for a Discretionary Loan shall be deemed a written certification that such conditions precedent have been satisfied):

                (a)           Before and after giving effect to such Discretionary Loan, the representations and warranties contained in Article 7 shall be true and correct, as though made on the date of such Discretionary Loan; and

                (b)           Before and after giving effect to such Discretionary Loan, no Default or Event of Default shall have occurred and be continuing.

ARTICLE 7  REPRESENTATIONS AND WARRANTIES

                To induce the Lender to enter into this Agreement, and to consider making Discretionary Loans hereunder, the Borrower represents and warrants to the Lender:

                Section 7.1            Organization, Standing, Etc.  The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to carry on its businesses as now conducted, to enter into the Loan Documents and to perform its obligations under the Loan Documents.

                Section 7.2            Authorization and Validity.  The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

                Section 7.3            No Conflict; No Default.  The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation (including, without limitation, Minnesota Statute Section 302A.673) or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles of Incorporation or Bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower, other than Liens in favor of the Lender and Permitted Liens.  The Borrower is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event.

                Section 7.4            November Credit Agreement.  The representations and warranties contained in the November Discretionary Credit Agreement and the other Loan Documents (as defined therein) are true and correct as of the date hereof as though made on the date hereof except to the extent that such representations and warranties relate solely to an earlier date.

                Section 7.5            No Event of Default.  There does not exist any Event of Default (as defined in this Agreement) or any event which with the giving of notice or the passage of time could result in an Event of Default.

                Section 7.6            Survival of Representations.  All of the representations and warranties set forth in the immediately preceding subsections shall survive until all the Obligations shall have been satisfied in full, and the Discretionary Facility has been terminated.

Each of the foregoing warranties and representations shall be deemed to be repeated and reaffirmed on and as of the date any Discretionary Loan is made hereunder by the Lender to the Borrower pursuant to Article 2.

ARTICLE 8           COVENANTS

                Section 8.1            Survival of covenants under November Discretionary Credit Agreement.   Until all of its Obligations shall have been indefeasibly satisfied in full, the Borrower shall continue to comply with all its affirmative and negative covenants under the November Discretionary Credit Agreement, regardless of whether it repays all of the Indebtedness owing under the November Discretionary Credit Agreement.

ARTICLE 9  EVENTS OF DEFAULT AND REMEDIES

                Section 9.1            Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default:

                (a)           The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of the Obligations; or

                (b)           An Act of Bankruptcy shall occur with respect to the Borrower; or

                (c)           Any representation or warranty made by the Borrower in the Loan Documents or in any certificate, statement, report or other writing furnished by the Borrower to the Lender pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified; or

                (d)           The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents or any other document, instrument or agreement between Borrower and either Lender or Miller; or

                (e)           An Event of Default or the like shall occur under any Loan Document.

                Section 9.2            Remedies.  If (a) any Event of Default described in Section 9.1(b) shall occur, the Discretionary Facility shall automatically terminate and the outstanding unpaid principal balance of the Discretionary Note, the accrued interest thereon and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Lender may take any or all of the following actions: (i) declare the Discretionary Facility to be terminated, whereupon the Discretionary Facility shall terminate, and (ii) declare the outstanding unpaid principal balance of the Discretionary Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Discretionary Note, all accrued and unpaid interest thereon and all such other Obligations shall immediately become due and payable, in each case without further demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Discretionary Note to the contrary notwithstanding.  In addition, upon any Event of Default, the Lender may exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Lender, and enforce all rights and remedies under any applicable law, including without limitation the rights and remedies available upon default to a secured party under the Uniform Commercial Code as adopted in the State of Minnesota, including, without limitation, the right to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties.

                Section 9.3            Offset.  In addition to the remedies set forth in Section 9.2, the Lender or any other holder of the Discretionary Note may offset any and all obligations of the Lender or such other holder of the Discretionary Note, against the Indebtedness then owed by the Borrower to the Lender.  Nothing in this Agreement shall be deemed a waiver or prohibition of the Lender’s rights offset or counterclaim, which right the Borrower hereby grants to the Lender.

ARTICLE 10  MISCELLANEOUS

                Section 10.1         Waiver and Amendment.  No failure on the part of the Lender or the holder of the Discretionary Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Lender hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law.  No notice to or demand on the Borrower not required hereunder or under the Discretionary Note shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender or the holder of the Discretionary Note to any other or further action in any circumstances without notice or demand.  No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.  Miller’s approval of any Borrower corporate action, in his capacity as a director of Borrower, whether by written action or otherwise, is not a sufficient waiver or consent to satisfy any waiver or consent requirement with respect to any Obligations.

                Section 10.2         Expenses and Indemnities.  Whether or not any Discretionary Loan is made hereunder, the Borrower agrees to reimburse the Lender upon demand for all reasonable expenses paid or incurred by either the Lender or Miller (including filing and recording costs and fees and expenses of legal counsel of each of Lender and Miller) in connection with the preparation, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of the Loan Documents.  Without the consent or any additional direction from the Borrower, the Borrower agrees that the Lender may advance to itself amounts payable by the Borrower under this Section, and any such advance will be deemed to be a Discretionary Loan.  The Borrower agrees to pay, and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents.  The Borrower agrees to indemnify and hold the Lender harmless from any loss or expense which may arise or be created by the acceptance of instructions for making Loans or disbursing the proceeds thereof. The Borrower agrees to indemnify and hold the Lender and Miller harmless from any obligation to pay any fees or commissions to any broker or finder in connection with the transactions contemplated in the Loan Documents.  The Borrower shall indemnify and hold harmless the Lender and its respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of any representation or warranty made by the Borrower in the Loan Documents or in any certificate, statement, report or other writing furnished by the Borrower to the Lender or Miller pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading.  The obligations of the Borrower under this Section 10.2 shall survive any termination or expiration of the Discretionary Facility and payment in full of the Obligations.

                Section 10.3         Notices.  Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from a first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article 2 hereof shall be deemed to have been given only when received by the Lender.  If notice to the Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten calendar days prior to the date of intended disposition or other action.

                Section 10.4         Successors.  This Agreement shall be binding on the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender, and the successors and assigns of the Lender.  The Borrower shall not assign its rights or duties hereunder without the written consent of the Lender.

                Section 10.5         Participations and Information.  The Lender may sell participation interests in any or all of the Discretionary Loans and in all or any portion of the Discretionary Facility to any Person.  The Lender may furnish any information concerning the Borrower in the possession the Lender from time to time to participants and prospective participants and may furnish information in response to credit inquiries.

                Section 10.6         Severability.  Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                Section 10.7         Captions.  The captions or headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                Section 10.8         Entire Agreement.  This Agreement and the Discretionary Note, and the other Loan Documents, embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

                Section 10.9         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                Section 10.10       Governing Law.  The validity, construction and enforceability of this Agreement and the Discretionary Note shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.

                Section 10.11       Financing With More Preferable Terms.  To the extent any financing obtained by Borrower has more favorable terms than terms provided to Lender with respect to any Obligations, all as reasonably determined by Lender, then in the Lender’s discretion, such terms shall automatically be adopted into agreements evidencing the Obligations.  Borrower will provide written notice to the Lender of any financing obtained by Borrower, describing the nature thereof and what terms may be more preferable than those existing with respect to the Obligations.  Contemporaneously with such financing, Borrower will provide copies of all documents evidencing such financing to Lender.  Borrower will execute, deliver or endorse any and all instruments, documents, assignments, security agreements, warrants, notes and other agreements and writings which Lender may at any time reasonably request in order to secure, protect, perfect or enforce the rights under this Section.  Nothing in this Section shall be deemed to waive the provisions of this Agreement or any other agreement requiring the Lender’s prior written consent to obtaining any such financing.

(The signature page follows.)

                THE PARTIES HERETO have caused this April 2004 Discretionary Credit Agreement to be executed as of the date first above written.

MEDICALCV, INC.

	By:	/s/ Blair P. Mowery
	Name:	Blair P. Mowery
	Title:	Chief Executive Officer

9725 South Robert Trail Inver Grove Heights, MN 55077 Attention: Chief Executive Officer Telephone: (651) 452-3000 Fax: (651) 234-6669

with a copy to:	Avron L. Gordon, Esq. Briggs and Morgan, P.A. 2400 IDS Center 80 South Eighth Street Minneapolis, MN 55402 Fax (612) 334-8650

PKM PROPERTIES, LLC

	By:	/s/ Paul K. Miller
	Name:	Paul K. Miller
	Title:	Chief Executive Officer

c/o Gracon Contracting, Inc. 606 24th Avenue South, Suite B12 Minneapolis, MN 55454 Attention: Paul K. Miller Fax: (612) 305-4813

with a copy to:	Charles F. Diessner Esq. Fredrikson & Byron, P.A. 4000 Pillsbury Center 200 South Sixth Street Minneapolis, MN 55402-1425 Fax (612) 492-7077